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                                  EXHIBIT 9
                                  ---------

                                LEHMAN BROTHERS

                                    FINANCE
                                                                 August 30, 1995

                          Revised Option Transaction

Maverick Entrepreneurs Fund, Ltd.
8800 North Central Expressway
Suite 1300
Dallas, Texas 75206
- --------------------------------------------------------------------------------

Master Number: MAVE0494
LBF Reference Number: N95020071B

Gentlemen:

     The purpose of this letter agreement (this "Confirmation") is to confirm the revised terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Option Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

     The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (formerly known as the International Swap Dealers Association, Inc. ("ISDA")) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

     1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, including the Pledge Agreement (the "Agreement"), to be negotiated between Lehman Brothers Finance S.A. ("LBF") and Maverick Entrepreneurs Fund, Ltd. ("Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Option Transaction to which this Confirmation relates.

     2. The terms of the Option Transaction to which this Confirmation relates are as follows:

     General Terms:

     Agent: Lehman Brothers Inc. is confirming as agent for both Buyer and Seller

     Trade Date:                     February 23, 1995

     Option Style:                   American Option

     Option Type:                    Put Option

     Seller:                         LBF

     Buyer:                          Counterparty

     Underlying Shares:              Common Shares of Sterling Software, Inc.

     Underlying Currency:            USD

     Quotation Exchange:             The New York Stock Exchange

     Number of Options:              300,000

     Share Entitlement per Option:   1 Underlying Share



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     Strike Price:                   USD 40.4910
                                     -----------

     Premium:                        USD 975,000
                                     -----------

     Premium Payment Date:           September 1, 1995
                                     -----------------

     Related Option Transaction:     The European Call Option Transaction
                                     entered into between Buyer and Seller on the Trade Date (LBF Reference No.:
                                     N95020071A).

     Exchange Business Day:          A day that is (or, but for the occurrence
                                     of a Market Disruption Event, would have
                                     been) a trading day on the relevant Market
                                     Disruption Exchange(s) other than a day on which trading on any Market Disruption
                                     Exchange(s) is scheduled to close prior to its regular weekday closing time.

     Calculation Agent:              Lehman Brothers Inc., whose determinations
                                     and calculations shall be binding in the absence of manifest error.
     Exercise:

        Exercise Period:             Any Exchange Business Day from, and
                                     including, the Trade Date to, and
                                     including, the tenth Exchange Business Day immediately prior to the Expiration Date.

        Expiration Date:             February 23, 1998

        Exercise Date:               The Exchange Business Day during the
                                     Exercise Period on which that Option is or is deemed to be exercised.

        Notice of Exercise and
          Written Confirmation:      Applicable. If the notice of exercise is
                                     delivered after 1:00 p.m. (local time in New York) on an Exchange Business Day, then that notice will be deemed delivered on the next following Exchange Business Day, if any, in the Exercise Period.

        Automatic Exercise:          If, on the Expiration Date, the Option is
                                     in-the-money, then the Option shall be
                                     deemed automatically exercised unless the
                                     Buyer notifies the Seller to the contrary.

        Multiple Exercise:           Inapplicable

        Seller's telephone or        Vruk Bulajic
          facsimile member and       Tel #: 212-526-0905
          contact details for        Fax #: 212-528-7337
          purposes of giving notice: cc: Jim Staricco
                                       Tel #: 4122-789-0789
                                       Fax #: 4122-789-1929

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     Valuation:

        Valuation Date:                Each Exchange Business Day during the
                                       Valuation Period on which a Market
                                       Disruption Event has not occurred.

        Valuation Period:              The Exchange Business Days from, and
                                       including, the Exercise Date to, and
                                       including the ninth Exchange Business Day immediately following the Exercise Date;
                                       provided, however, that if the Option
                                       Transaction is exercised pursuant to the Automatic Exercise provision set forth above, then the Valuation Period will be the ten (10) Exchange Business Days immediately prior to, and including, the Expiration Date.

        Final Price:                   The arithmetic average of the closing
                                       prices of the Underlying Shares on each
                                       Valuation Date. If a Market Disruption
                                       Event occurs on one or more of the
                                       Exchange Business Days during the
                                       Valuation Period, then the Final Price
                                       will equal the average of the closing
                                       prices of the Underlying Shares on the
                                       Exchange Business Days during the
                                       Valuation Period on which a Market
                                       Disruption Event has not occurred or, if there is only one such Exchange Business
                                       Day, the closing price of the Underlying
                                       Shares on such day. If a Market
                                       Disruption Event occurs on all Exchange
                                       Business Days during the Valuation
                                       Period, then the Calculation Agent will
                                       determine the Final Price of the
                                       Underlying Shares on the last Exchange
                                       Business Day of the Valuation Period,
                                       regardless of whether a Market Disruption
                                       Event has occurred on such day.

        Market Disruption Event:       The occurrence or existence during the
                                       Market Disruption Period that ends at the close of the Market Disruption
                                       Exchange(s) on the Valuation Date of any of the following events, in the determination of the Calculation Agent:

                                       The suspension of or material limitation imposed on trading in (1) the Underlying Shares or (2) any options contracts on the Underlying Shares.

        Market Disruption Period:      One-half hour

        Market Disruption Exchange(s): The Quotation Exchange

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     Settlement:

        Method of Settlement:          Cash Settlement

        Settlement Currency:           The Underlying Currency

        Cash Settlement Amount:        An amount, as calculated by the
                                       Calculation Agent, equal to the Number of
                                       Options multiplied by the Strike Price
                                               ----------
                                       Differential multiplied by the Share
                                                    ----------
                                       Entitlement per Option.

        Strike Price Differential:     An amount equal to the greater of (i) the
                                       excess of the Strike Price over the Final
                                       Price, and (ii) zero.

        Cash Settlement Payment Date:  Five (5) Exchange Business Days after the final Valuation Date.

     Dividends:                        If, at any time during the period from
                                       and including the Trade Date to but
                                       excluding the Cash Settlement Payment
                                       Date, an ex-dividend date occurs with
                                       respect to the Underlying Shares, then
                                       the Strike Price shall be reduced by the corresponding amount.

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Other Provisions:

  Counterparty Representation:  Counterparty represents that (i) it is not entering into the Option Transaction on behalf of or for the accounts of any other person or entity, and will not transfer or assign its obligations under the Option Transaction or any portion of such obligations to any other person or entity except in compliance with applicable laws and the terms of the Option Transaction; (ii) it is authorized to enter into the Option Transaction and such action does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party; and
                                (iii) it has reached its own conclusions about the Option Transaction, and any legal, regulatory, tax, accounting or economic consequences arising from the Option Transaction, and has concluded that the Option Transaction is suitable in light of its own investment objectives, financial capabilities and expertise.

                                Counterparty represents that (i) it has held the Underlying Shares since at least April
                                30, 1993; (ii) it acquired the Underlying
                                Shares in open-market purchases; (iii) the amount of Underlying Shares sold by it and by all persons whose sales are required to be taken into consideration pursuant to paragraph (e) of Rule 144 under the Securities Act of 1933 during the preceding three months is zero; and (iv) it, and any person whose sales are required to be taken into consideration pursuant to paragraph (e) of Rule 144 under the Securities Act of 1933, will not sell additional securities of the same class through any other means during
                                (a) the period commencing on the Trade Date through April 30, 1996, or (b) the three month period immediately prior to the Expiration Date, in each case, without the prior written consent of LBF, which consent shall not be unreasonably withheld. Notwithstanding the above, Counterparty or any person whose securities are required to be taken into consideration by it pursuant to paragraph (c) of Rule 144 under the Securities Act of 1933 may, at any other time during the term of this Option Transaction, sell additional securities of the same class upon providing LBF with written notice two (2) Exchange Business Days immediately prior to the date of such sale.

                                Neither LBF nor any of its affiliates has advised Counterparty with respect to any legal, regulatory, tax, accounting or economic consequences arising from this Option Transaction, and neither LBF nor any of its affiliates is acting as agent or advisor for Counterparty in connection with this Option Transaction.





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Settlement Provision:            a)  Seller's obligations to Buyer under
                                 this Option Transaction, if any, shall not accrue until Buyer's obligations under the Pledge Agreement are fully satisfied.

                                 b) All payments under this Option Transaction will be made without any deduction or withholding for or on account of any withholding tax, stamp tax, or any other tax, duties, fees or commissions required by any applicable law.

                                 c)  Buyer shall have no right to unwind
                                 or exercise this Option Transaction, in whole or in part, prior to the repayment by Buyer of all amounts due Seller under the Loan Agreement between Buyer and Seller dated the date hereof.

Adjustments:                     The Calculation Agent will make adjustments
                                 to this Option Transaction in case of the occurrence of certain events as follows:

                                 (i) If a stock dividend or other stock
                                 distribution is declared with respect to the
                                 Underlying Shares, then (a) the Number of
                                 Options shall be increased by the same number of shares issued multiplied by the Share
                                                  ----------
                                 Entitlement per Option, and (b) the Strike
                                 Price shall be proportionately reduced as soon as such event becomes effective.

                                 (ii) If a spin-off has occurred with respect to the Underlying Shares, then (a) any property distributed or apportioned with respect to the Underlying Shares, to the extent of such distribution or apportionment, shall be included in any valuation of the Underlying Shares, and (b) the Strike Price shall not be adjusted.

Governing Law:                   New York

Transfer:                        Neither party may transfer any Option,
                                 in whole or in part, without the prior written
                                 consent of the non-transferring party, which
                                 consent shall not be unreasonably withheld.
                                 Notwithstanding the foregoing, LBF may assign
                                 this Option Transaction to any affiliated
                                 entity whose obligations in respect of such
                                 assignment are guaranteed by the guarantor of
                                 LBF's obligations; provided, however, that (i)
                                                    --------- --------
                                 the transferring party will notify the other party of any such assignment and (ii) such assignment shall not be permitted hereunder if, as a result of the assignment, a payment hereunder becomes subject to any deduction or withholding for or on account of any tax which would not have arisen had such assignment not be effected.

Guarantee:                       Lehman Brothers Holdings Inc. shall
                                 unconditionally guarantee to Counterparty the due and punctual payment of all amounts payable by LBF under this Option Transaction as such payments become due and payable.


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     Account Details:

        LBF's payment instructions:    Chemical Bank, New York
                                       ABA Number: 021000128
                                       Favour: Lehman Brothers Finance S.A.
                                       Account Number: 066-196566

        LBF's delivery instructions:   Citibank, N.A.
                                       New York, USA
                                       Account Bear Stearns Securities
                                         Corporation
                                       ABA Number 021000089
                                       For the account of Lehman Brothers

        Counterparty's payment
          instructions:                Chemical Bank, New York
                                       ABA Number: 021000128
                                       Account Name: Lehman Brothers Inc.
                                       Account Number: 140-094-221
                                       Further Credit Name: Maverick
                                         Entrepreneurs Fund, Ltd.
                                       Further Credit Number: 837-20012

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter subsequently similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.


                                       Yours sincerely,

                                       LEHMAN BROTHERS FINANCE S.A.


                                       By: /s/ J. Staricco
                                           -------------------
                                       Name:  Jim Staricco
                                       Title: General Manager

                                       By: /s/ M. Corsat
                                           -------------------
                                       Name:  Marcelle Corsat
                                       Title: Fonde de Pouvoir

Confirmed as of the date
first above written:

MAVERICK ENTREPRENEURS FUND, LTD.

By: /s/ Sam Wyly
    ------------------
Name:
Title:


Execution times will be furnished upon Counterparty's written request.

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